Exhibit 10.2
NATIONWIDE HEALTH PROPERTIES, INC.
2005 PERFORMANCE INCENTIVE PLAN
[FORM OF] STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of this [          ] day of [          ], [          ] (the “Date of Grant”) between NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (hereinafter called the “Corporation”), and [          ] (the “Optionee”).
WHEREAS, the Corporation desires to carry out the purpose of the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (the “Plan”) by providing the Optionee an opportunity to purchase shares of the Corporation’s $0.10 par value Common Stock and to receive dividend equivalents, all upon the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:
1.	Definitions. Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Plan. As used herein, the following terms shall have the following meanings:
(a)	“Acceleration Event” shall mean the dissolution of the Corporation or other event described in Section 7.1 of the Plan (which generally covers certain mergers or similar reorganizations) that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock) or a Change in Control Event.
(b)	“Administrator” shall mean the Administrator as defined in Section 3.1 of the Plan.
(c)	“Board” shall mean the Board of Directors of the Corporation.

(d)	“Change in Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A, Regulation 240.14a-101, promulgated under the Securities Exchange Act of 1934, or, if Item 6(e) is no longer in effect, any regulation issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serves similar purposes; provided that, without limitation, a Change in Control shall be deemed to have occurred if and when (a) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities, or (b) a majority of the members of the Board immediately prior to a meeting of the shareholders of the Corporation involving the election of directors are not Continuing Directors following such election.
(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended.
(f)	“Common Stock” shall mean shares of the Corporation’s common stock, $.10 par value, subject to adjustment pursuant to Section 9 hereunder.
(g)	“Compensation Committee” shall mean the Compensation Committee of the Board.
(h)	“Continuing Directors” shall mean, as of any date of determination, any member of the Board who: (a) was a member of the Board on the date hereof; or (b) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.
(i)	“Disability” or “Disabled” shall mean the Optionee has become permanently and totally unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in Optionee’s death, or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
(j)	“Dividend Equivalent” shall mean the additional right of the Optionee to receive for each Dividend Equivalent an amount equal to the actual dividend declared per share of Common Stock while such right is outstanding with such amount to be credited to the Optionee as of the dividend payment date.
(k)	“Incentive Stock Option” shall mean an Option designated as such by the Administrator at the time of grant pursuant to Section 2 hereof and which is an “incentive stock option” within the meaning of Section 422 of the Code.
(l)	“Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(m)	“Option” or “Stock Option” shall mean the right to purchase shares of Common Stock pursuant to Section 2 of this Agreement.
(n)	“Option Price” shall mean the purchase price per share of Common Stock hereunder.
(o)	“Option Shares” shall mean Common Stock covered by and subject to any outstanding unexercised Option granted pursuant to this Agreement.
(p)	“Optionee” shall mean the person named above to whom an Option has been granted pursuant to this Agreement.
(q)	“Plan” shall refer to Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, pursuant to which this Agreement is being executed.
(r)	“Retirement” shall mean a termination of employment or services by the Optionee that occurs both (a) upon or after the Optionee’s attainment of age 60 and (b) upon or after the Optionee’s completion of ten (10) years of service to the Corporation or its Subsidiaries (such years of service determined in accordance with the rules for determining years of service under the Corporation’s 401(k) plan).
2.	Grant of Option. The Corporation hereby irrevocably grants to the Optionee the Option to purchase all or any part of that number of Option Shares which is set forth on Exhibit A hereto (such number being subject to adjustment as provided in Section 9 hereof) on the terms and conditions set forth herein, said Option to be designated as Incentive Stock Options and/or Non-Qualified Stock Options as set forth on Exhibit A hereto.
3.	Exercise Price. The exercise price of the Option Shares covered by the Option granted pursuant to this Agreement shall be that price which is set forth on Exhibit A hereto.
4.	Terms of Option.
(a)	Option Period. The Option and all rights and obligations thereunder shall expire ten (10) years from the date of this Agreement, and each Option shall be subject to earlier termination as provided elsewhere herein. Except as otherwise provided elsewhere herein, if the Optionee shall not in any given period exercise any part of the Option which has become exercisable during that period, the Optionee’s right to exercise such part of the Option shall continue until expiration of the Option, or part thereof, as provided herein.

(b)	Exercise. Except as otherwise expressly provided in this Agreement, each Option shall vest and be exercisable as follows: one-third of the Option shall vest on each of the first, second and third anniversaries of the Date of Grant. No Option, or part thereof, shall be exercisable except with respect to whole shares of Common Stock, and fractional share interests shall be disregarded except that they may be accumulated.
(c)	Notice and Payment. This Option may be exercised, in whole or in part, by means of any online broker-assisted exercise procedure approved by the Administrator, or by delivery of a written notice of exercise to the Corporation in such form as may be approved by the Administrator from time to time specifying the number of Option Shares with respect to which the Option is being exercised, together with concurrent payment in full of the exercise price which may be made (i) in cash or by check, (ii) to the extent permitted by applicable law, by means of any cash or cashless exercise procedure either through the use of a brokerage arrangement approved by the Administrator or through withholding of Common Stock otherwise issuable upon exercise of the Option in an amount sufficient to pay the aggregate Option exercise price of the Common Stock as to which such Option shall be exercised and/or the minimum statutory withholding taxes with respect thereto, (iii) in Common Stock of the Corporation which, when added to the cash payment, if any, has an aggregate fair market value (as determined under the Plan) equal to the full amount of the exercise price of the Option, or part thereof, then being exercised, or (iv) any combination of the foregoing. The date of exercise shall be deemed to be the date the Corporation receives the notice. If the Option is being exercised by any person or persons other than the Optionee, said notice shall be accompanied by proof, satisfactory to the counsel for the Corporation, of the right of such person or persons to exercise the Option. The Corporation’s receipt of a notice of exercise without concurrent receipt of the full amount of the exercise price shall not be deemed an exercise of the Option by the Optionee, and the Corporation shall have no obligation to the Optionee for any Option Shares unless and until full payment of the exercise price is received by the Corporation and all of the terms and provisions of this Agreement have been fully complied with. Payment by the Optionee as provided herein shall be made in full concurrently with the Optionee’s notification to the Corporation of his or her intention to exercise all or part of the Option. If all or any part of a payment is made in shares of Common Stock as heretofore provided, such payment shall be deemed to have been made only upon receipt by the Corporation of all required share certificates, and all stock powers and all other required transfer documents necessary to transfer the shares of Common Stock to the Corporation.
(d)	Compliance With Law. No shares of Common Stock shall be issued upon exercise of the Option, and the Optionee shall have no right or claim to such shares, unless and until: (i) payment in full has been received by the Corporation; (ii) in the opinion of the counsel for the Corporation, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (iii) if required by federal or state law or regulation, the Optionee shall have paid to the Corporation the amount, if any, required to be withheld on the amount deemed to be compensation to the Optionee as a result of the exercise of his or her Option, or made other arrangements satisfactory to the Corporation, in its sole discretion, to satisfy applicable income tax withholding requirements.

5.	Designation of Incentive Stock Options, Notice of Disqualifying Disposition. If the Administrator has designated the Option herein granted, or part thereof, as Incentive Stock Options, said designation shall be indicated on Exhibit A hereto. To the extent this Option is an Incentive Stock Option, if the Optionee sells or otherwise disposes of any of the Common Stock shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two (2) years after the Date of Grant, and (ii) the date one (1) year after the date of exercise of this Option, then the Optionee shall immediately notify the Corporation in writing of such disposition.
6.	Non-Qualified Stock Options. The Option herein granted, or part thereof, shall be deemed Non-Qualified Stock Options under this Agreement if the Option Shares subject to said Option: (i) are designated at the time of grant as Incentive Stock Options but do not so qualify under the provisions of Section 422 of the Code, or any regulations or rulings issued by the Internal Revenue Service or under any provisions of the Plan for any reason; or (ii) are designated at the time of grant on Exhibit A hereto as Non-Qualified Stock Options.
7.	Dividend Equivalents. The Corporation hereby irrevocably grants to the Optionee the right to receive Dividend Equivalents on the terms and conditions set forth herein. The Dividend Equivalents shall be based on the dividends declared on the Corporation’s Common Stock and shall be credited and payable as of the dividend payment dates (and in no event later than sixty (60) days following such dividend payment dates) that occur during the period commencing on the first dividend payment date after the Date of Grant and terminating (regardless of whether or when such Option is exercised) on the third (3rd) anniversary of the Date of Grant, subject to earlier termination as set forth in this Agreement. The Dividend Equivalents shall be payable in cash and subject to such conditions as may be determined by the Administrator.
8.	Non-transferability. Except as provided elsewhere in this Agreement or in the Plan, each Option and each Dividend Equivalent shall, by its terms, be nontransferable by the Optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Optionee only by the Optionee.

9.	Adjustment Upon Changes in Capitalization. If the outstanding shares of Common Stock of the Corporation are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Corporation, through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Corporation, or if there is a spin-off or other distribution of stock or property with respect to the holders of the Common Stock other than normal cash dividends, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted. A corresponding adjustment changing the number or kind of Option Shares and the exercise prices per share allocated to unexercised Stock Options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Such adjustments shall be made without change in the total price applicable to the unexercised portion of the Stock Option, but with a corresponding adjustment in the price of each share subject to the Stock Option. An appropriate adjustment shall also be made under this paragraph to the number of Dividend Equivalents. Adjustments under this Section shall be made by the Administrator, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available hereunder on account of such adjustments, and fractional share interests shall be disregarded, except that they may be accumulated.
10.	Continuation of Employment/Service Required; No Employment/Service Commitment. Except as otherwise expressly provided in this Agreement, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Options and the rights and benefits under this Agreement; and employment or service for only a portion of any vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in this Agreement or under the Plan for such vesting period (or for any later vesting period). Nothing contained in this Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Optionee’s status, if he or she is an employee, as an employee at-will who is subject to termination without cause, confers upon the Optionee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Optionee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Optionee without his consent thereto.
11.	Cessation of Affiliation. Except as provided in Sections 12, 15 and 16 hereof, if, for any reason other than death or Disability, the Optionee ceases to be affiliated with the Corporation or a Subsidiary, the Option herein granted shall expire on the expiration dates specified herein for said Option, or three (3) months after the Optionee ceases to be so affiliated, whichever is earlier. Except as provided in Sections 13, 14, 15 and 16 hereof, during such period after cessation of affiliation, such Option shall be exercisable only as to those increments, if any, which had become exercisable as of the date on which the Optionee ceased to be affiliated with the Corporation or the Subsidiary, and any Option or increments which had not become exercisable as of such date shall expire automatically on such date.

12.	Termination for Cause. If the Optionee’s employment by or affiliation with the Corporation or a Subsidiary is terminated for cause, the Option herein granted shall automatically expire and terminate in its entirety immediately upon such termination. Termination for cause shall include, but shall not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith and, in any event, the determination of the Administrator with respect thereto shall be final and conclusive.
13.	Termination due to Death of the Optionee. If the Optionee dies while employed by or affiliated with the Corporation or a Subsidiary, or during the three-month period referred to in Section 11 hereof: (i) the Option herein granted shall accelerate in full and shall expire on the expiration dates specified herein for said Option; and (ii) the Dividend Equivalents herein granted shall accelerate and be paid immediately (and in no event later than sixty (60) days following termination) in a lump sum in an amount equal to (x) the number of remaining dividend payments that would have been payable under this Agreement if no termination had occurred multiplied by (y) the number of Dividend Equivalents subject to the Agreement multiplied by (z) the value of the quarterly dividend payment that was most recently paid prior to the termination. After such death, but before the expiration date of the Option, subject to the terms and provisions of the Plan and this Agreement, the person or persons to whom the Optionee’s rights under the Option shall have passed by will or by the applicable laws of descent and distribution, or the executor or administrator of the Optionee’s estate, shall have the right to exercise such Option and to receive the Dividend Equivalents.
14.	Termination due to Disability of the Optionee. If the Optionee is Disabled while employed by or affiliated with the Corporation or a Subsidiary, or during the three-month period referred to in Section 11 hereof: (i) the Option herein granted shall accelerate in full and shall expire on the expiration dates specified herein; and (ii) the Dividend Equivalents herein granted shall accelerate and be paid immediately (and in no event later than sixty (60) days following termination) in a lump sum in an amount equal to (x) the number of remaining dividend payments that would have been payable under this Agreement if no termination had occurred multiplied by (y) the number of Dividend Equivalents subject to the Agreement multiplied by (z) the value of the quarterly dividend payment that was most recently paid prior to the termination. After such Disability occurs, but before the expiration date of the Option, Optionee or the guardian or conservator of the Optionee’s estate, as duly appointed by a court of competent jurisdiction, shall have the right to exercise such Option and to receive the Dividend Equivalents.

15.	Termination due to Retirement. If Optionee’s employment by or affiliation with the Corporation or a Subsidiary is terminated due to Retirement, the Option herein granted shall accelerate in full and shall expire on the expiration dates specified herein. If Optionee’s employment by or affiliation with the Corporation or a Subsidiary is terminated due to Retirement, the Dividend Equivalents herein granted shall accelerate and be paid immediately (and in no event later than sixty (60) days following termination) in a lump sum in an amount equal to (x) the number of remaining dividend payments that would have been payable under this Agreement if no termination had occurred multiplied by (y) the number of Dividend Equivalents subject to the Agreement multiplied by (z) the value of the quarterly dividend payment that was most recently paid prior to the termination.
16.	Change in Control; Termination of Employment in Connection with a Change in Control.
(a)	Upon an Acceleration Event the Option herein granted and any applicable Dividend Equivalents shall be terminated, subject to provisions of Section 16(b) hereof, unless provision is made in connection with such transaction for assumption of the Option and Dividend Equivalents herein granted, or substitution for such Option and Dividend Equivalents with new stock options and dividend equivalents covering stock of a successor corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation, or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices and dividend equivalents.
(b)	Notwithstanding any provision herein pertaining to the time of exercise of the Option, or part thereof, if the consummation of an Acceleration Event would result in termination of the Option and Dividend Equivalents in accordance with Section 16(a) hereof: (i) the Option herein granted shall fully accelerate and become immediately exercisable as to all unexercised Option Shares for such period of time as may be determined by the Administrator, but in any event not less than thirty (30) days, on the condition that the terminating event described in Section 16(a) hereof is consummated; and (ii) the Dividend Equivalents herein granted shall accelerate and be paid immediately (and in no event later than sixty (60) days following the Acceleration Event) in a lump sum in an amount equal to (x) the number of remaining dividend payments that would have been payable under this Agreement if no Acceleration Event had occurred multiplied by (y) the number of Dividend Equivalents subject to the Agreement multiplied by (z) the value of the quarterly dividend payment that was most recently paid prior to the Acceleration Event.

(c)	If within six months prior to or three years following a Change in Control, the Optionee’s employment by or affiliation with the Corporation or a Subsidiary is terminated by the Optionee for Good Reason (as defined below) or is terminated for any other reason other than the Optionee’s death or Disability or for cause, such termination of employment shall be deemed to be a “Change in Control Termination.” In the event of a Change in Control Termination (if the Option or Dividend Equivalent Rights have not been terminated pursuant to Section 16(a) above): (i) the Option herein granted shall fully accelerate and become immediately exercisable as to all unexercised Option Shares for such period of time as may be determined by the Administrator, but in any event not less than thirty (30) days; and (ii) the Dividend Equivalents herein granted shall accelerate and be paid immediately (and in no event later than sixty (60) days following termination) in a lump sum in an amount equal to (x) the number of remaining dividend payments that would have been payable under this Agreement if no termination had occurred multiplied by (y) the number of Dividend Equivalents subject to the Agreement multiplied by (z) the value of the quarterly dividend payment that was most recently paid prior to the termination. For purposes of this Agreement, “Good Reason” shall mean a resignation by the Optionee within ninety (90) days of any of the following: (i) without the express written consent of the Optionee, the assignment to the Optionee of any duties, or any other action by the Board or the Compensation Committee or the Chief Executive Officer, which results in a material diminution in the Optionee’s authority, duties, responsibilities or compensation; (ii) without the express written consent of the Optionee, a requirement by the Board that the primary business location of the Optionee be materially changed or (iii) without the express written consent of the Optionee, any other action or inaction by the Corporation that constitutes a material breach of this Agreement; provided, however, that none of the circumstances described in the foregoing clauses (i) through (iii) shall constitute grounds for Good Reason unless the Optionee shall have provided written notice to the Corporation within thirty (30) days after the occurrence of such circumstances describing the events claimed to constitute circumstances for Good Reason and the Corporation shall have failed to reasonably cure such circumstances within thirty (30) days after the Corporation’s receipt of such written notice.
17.	Amendment and Termination. The Board of Directors of the Corporation may, at any time and from time to time, suspend, amend or terminate the Plan and may, with the consent of the Optionee, make such modifications of the terms and conditions of the Option herein granted and any applicable Dividend Equivalents as it shall deem advisable. Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Section 9 hereof), without the consent of the Optionee, alter or impair any rights or obligations under the Option and any applicable Dividend Equivalents herein granted. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

18.	Privileges of Stock Ownership; Retaliatory Law Compliance; Notice of Sale. No Optionee shall be entitled to the privileges of stock ownership as to any Option Shares not actually issued and delivered. No Option Shares may be purchased upon the exercise of the Option unless and until all then applicable requirements of all regulatory agencies having jurisdiction and all applicable requirements of the securities exchanges upon which securities of the Corporation are listed (if any) shall have been fully complied with. This paragraph 18 shall not limit or reduce any rights to the Optionee with respect to applicable earned Dividend Equivalents.
19.	Agreement and Representations of the Optionee. Unless the shares of Common Stock covered by the Option herein granted have been registered with the Securities and Exchange Commission pursuant to the registration requirements under the Securities Act of 1933, Optionee shall: (i) by and upon accepting the Option, represent and agree in writing, for himself or herself and his or her transferees by will or the laws of descent and distribution, that the Option Shares will be acquired for investment purposes and not for resale or distribution; and (ii) by and upon the exercise of the Option, or part thereof, furnish evidence satisfactory to counsel for the Corporation, including written and signed representations to the effect that the Option Shares are being acquired for investment purposes and not for resale or distribution, and that the Option Shares being acquired shall not be sold or otherwise transferred by the Optionee except in compliance with the registration provisions under the Securities Act of 1933, as amended, or an applicable exemption therefrom. Furthermore, the Corporation, at its sole discretion, to assure itself that any sale or distribution by the Optionee complies with the Plan and any applicable federal or state securities laws, may take all reasonable steps, including placing stop transfer instructions with the Corporation’s transfer agent prohibiting transfers in violation of the Plan and affixing the following legend (and/or such other legend or legends as the Administrator shall require) on certificates evidencing the shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE HOLDER THEREOF, WHICH OPINION SHALL BE ACCEPTABLE TO NATIONWIDE HEALTH PROPERTIES, INC., THAT REGISTRATION IS NOT REQUIRED.”
20.	Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Chief Financial Officer, and to the Optionee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Optionee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 20.

21.	Tax Withholding. Subject to Section 8.1 of the Plan and such rules and procedures as the Administrator may impose, upon any distribution of shares of Common Stock in respect of this award, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates; provided, however, that the foregoing provision shall not apply in the event that the Optionee has, subject to the approval of the Administrator, made other provision in advance of the date of such distribution for the satisfaction of such withholding obligations. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of this award, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Optionee and/or to deduct from other compensation payable to the Optionee any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
22.	Plan. This Agreement and all rights of the Optionee under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Optionee agrees to be bound by the terms of the Plan and this Agreement. The Optionee acknowledges having read and understood the Plan, the prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Administrator do not and shall not be deemed to create any rights in the Optionee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.
23.	Entire Agreement; Applicability of Other Agreements. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, if the Optionee is subject to a written employment, change in control or similar agreement with the Corporation that is in effect as of the Optionee’s date of termination of employment or affiliation and the Optionee would be entitled under the express provisions of such agreement to greater rights with respect to accelerated vesting of the Options in connection with the termination of the Optionee’s employment in the circumstances, the provisions of such agreement shall control with respect to such vesting rights, and the corresponding provisions of this Agreement shall not apply.

24.	Section 409A of the Code. It is intended that the terms of this Agreement will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent. Notwithstanding any provision to the contrary in this Agreement, to the extent necessary to avoid the imposition of any taxes under Section 409A of the Code, no payment or distribution under this Agreement that becomes payable by reason of an Optionee’s termination of employment with the Corporation will be made to such Optionee unless such Optionee’s termination of employment constitutes a “separation from service” (as such term is defined in Section 409A of the Code). For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If an Optionee is a “specified employee” as defined in Section 409A of the Code and, as a result of that status, any portion of the payments under this Agreement would otherwise be subject to taxation pursuant to Section 409A of the Code, such Optionee shall not be entitled to any payments upon a termination of his or her employment until the earlier of (i) the expiration of the six (6)-month period measured from the date of such Optionee’s “separation from service” (within the meaning of Section 409A of the Code) or (ii) the date of such Optionee’s death. Upon the expiration of the applicable Section 409A deferral period, all payments and benefits deferred pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to such Optionee in a lump sum on the tenth (10th) day following such expired period (or if the payment is being made following the Participant’s death, on the sixtieth (60th) day following the date of death), and any remaining payments due under this Agreement will be paid in accordance with the normal payment dates specified for them herein.
25.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.
26.	Effect of this Agreement. Subject to the Corporation’s right to terminate the Agreement pursuant to Section 7.2 of the Plan, this Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.
27.	Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
28.	Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

IN WITNESS WHEREOF, the Corporation has caused this Stock Option Agreement to be duly executed by an officer thereof thereunto duly authorized, and the Optionee has hereunto set his hand, all effective as of the day and year first above written.

NATIONWIDE HEALTH PROPERTIES, INC.

By:

OPTIONEE

EXHIBIT A
Number of Option Shares subject to Option:
                     Incentive Stock Options
Purchase price per share $
The above specified Incentive Stock Options shall be exercisable as follows:

[                    ] shares on and after [                    ]

[                    ] shares on and after [                    ]

[                    ] shares on and after [                    ]
                     Non-Qualified Stock Options
Purchase price per share $
The above specified Non-Qualified Stock Options shall be exercisable as follows: in [three] equal annual installments on and after one year from the date of the grant
                     Total Number of Dividend Equivalents

14